EXHIBIT 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated March 17, 2025 in the Registration Statement on Form S-8, under the Securities Act of 1933 with respect to the consolidated balance sheets of Transuite Org. Inc. and its subsidiaries (collectively the “Company”) as of November 30, 2024 and the related consolidated statements of operations, consolidated statement of changes in stockholders’ equity, and consolidated statement of cash flows for the year ended November 30, 2024, and the related notes included herein.

/s/ JP Centurion & Partners PLT

JP Centurion & Partners PLT (PCAOB: 6723)

Kuala Lumpur, Malaysia

October 14, 2025

1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated March 28, 2025 in the Registration Statement on Form S-8, under the Securities Act of 1933 with respect to the consolidated balance sheets of Transuite Org. Inc. and its subsidiary (collectively the “Company”) as of December 31, 2024 and November 30, 2024, and the related consolidated statements of operations, consolidated statement of stockholders’ deficit, and consolidated statement of cash flows for the one month ended December 31, 2024, and the related notes included herein.

/s/ JP Centurion & Partners PLT

JP Centurion & Partners PLT (PCAOB: 6723)

Kuala Lumpur, Malaysia

October 14, 2025

2